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                                                                    Exhibit 21.1

NAMES OF SUBSIDIARY COMPANIES OF CENTURY BUSINESS SERVICES, INC.

1.    CBSI Management Company (Ohio)
2.    Contract Operations Planning, Incorporated (Ohio)
3.    Contract Surety Reinsurance Corp. (Ohio)
4.    Commercial Surety Agency, Inc. d.b.a. Century Surety Underwriters (Ohio)
5.    Century Surety Underwriters, Inc. (Indiana)
6.    Century Surety Company (Ohio)
7.    American Inspection & Audit Services, Inc. (Ohio)
8.    Continental Heritage Insurance Company (Utah)
9.    CSC Insurance Agency, Inc. (Ohio)
10.   Evergreen National Indemnity Company (Ohio)
11.   SMR & Co. Business Services, Inc. (Ohio)
12.   M & N Risk Management, Inc. (Ohio)
13.   M & N Enterprises, Inc. (Ohio)
14.   Millisor Firm Co., Inc. (Ohio)
15.   The Benefits Group Agency, Inc. (Ohio)
16.   TBG Investment Advisors Agency, Inc. (Ohio)
17.   TBG South Agency, Inc. (Ohio)
18.   Next Risk Management, Inc. (Ohio)
19.   Surety Associates II, Inc. (Connecticut)
20.   Connecticut Escrow, Inc. (Ohio)
21.   Network Plus, Inc. (Ohio)
22.   Marvel Consultants, Inc. (Ohio)
23.   ERIC Agency, Inc. (Colorado)
24.   ERIC Environmental Consultants, Inc. (Ohio)
25.   ZA Business Services, Inc. (Ohio)
26.   St. James General Agency, Inc. (Texas)
27. Business Management Services, Inc. of Ohio (Ohio); d.b.a. BMS, Inc. in Virginia
28.   BMS Employee Benefits, Inc. (Virginia)
29.   Valuation Counselors Group, Inc. (Ohio)
30.   Comprehensive Business Services, Inc. (Ohio)
31.   Funds Administration Services, Inc. (Ohio)
32.   Bar-Ken, Inc. (Ohio)
33.   Thomas Olivas & Associates, Inc. (Ohio)
34.   Robert A. Smoot, Inc. (Ohio)
35.   Tanker & Associates, Inc. (Ohio)
36.   Serdon, Inc. (Ohio)
37.   CKS Business Services, Inc. (Ohio)
38.   Trilogy Associates, Inc. (Ohio)
39.   National Benefits Systems of Arizona, Inc. (Arizona)
40.   SR Business Services, Inc. (Ohio)
41.   Ronald D. Mercer, Inc. (Ohio)
42.   SKB Business Services, Inc. (Ohio)
43.   Century Capital Group, Inc. (Ohio)
44.   Health Administration Services, Inc. (Ohio)
45.   Bass Consultants, Inc. (Ohio)
46.   Rootberg Business Services, Inc. (Ohio)
47.   Robert D. O'Byrne & Associates, Inc. (Missouri)

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48.   The Grant Nelson Group, Inc. (Missouri)
49.   BCC Business Serices, Inc.
50.   BA Business Services, Inc.